UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 11, 2015

MaxPoint Interactive, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36864	20-5530657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Carrington Mill Blvd., Suite 300

Morrisville, North Carolina 27560

(Address of principal executive offices, including zip code)

(800) 916-9960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Certificate of Incorporation

On March 11, 2015, MaxPoint Interactive, Inc. (the “Company”) filed an amended and restated certificate of incorporation (the “Certificate”) with the Secretary of State of the State of Delaware in connection with the completion of the Company’s initial public offering of shares of its common stock. As described in the Registration Statement on Form S-1 (File No. 333-201833), the Company’s board of directors and stockholders previously approved the Certificate to be effective upon the completion of the initial public offering.

A copy of the Certificate is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Amendment and Restatement of Bylaws

Effective as of March 11, 2015, the Company adopted amended and restated bylaws (the “Bylaws”) in connection with the completion of the Company’s initial public offering of shares of its common stock. The Company’s board of directors and stockholders previously approved the Bylaws to be adopted in connection with, and to be effective upon, the completion of the Company’s initial public offering.

A copy of the Bylaws is filed herewith as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of MaxPoint Interactive, Inc.

3.2	Amended and Restated Bylaws of MaxPoint Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MaxPoint Interactive, Inc.

	By:	/s/ Brad Schomber
Brad Schomber
Chief Financial Officer

Dated: March 12, 2015

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of MaxPoint Interactive, Inc.

3.2	Amended and Restated Bylaws of MaxPoint Interactive, Inc.